CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”) is made effective as of June 17, 2022, between ZOMEDICA INC. (the “Company”) and DR. STEPHANIE MORLEY (Dr. Morley).

1.Services. Dr. Morley is engaged to perform periodic consulting services related to business strategy, veterinary practice, the value of certain products and technology, trends in veterinary medicine, and similar topics at the Company’s request on an as needed basis (the “Services”). Services shall be provided at the Company's discretion, as it may so direct and as agreeable to Dr. Morley and workable with her schedule.

2.Contractor Status. Dr. Morley shall be an independent contractor and as such shall not be eligible to participate in employee benefit programs. Dr. Morley shall be responsible to withhold and pay any taxes related to any services provided to the Company.

3.Fees. The Company shall pay Dr. Morley a flat fee of $120,165. The fee shall be paid within 15 days of the execution of this Agreement.

4.Options. The Company shall issue Dr. Morley 3,100,000 options in accordance with the Option Agreements attached hereto as Exhibits A.

5.Term. The term of this Agreement shall commence on the effective date of this Agreement and shall continue for twenty-four (24) months, upon which date it will terminate unless extended or renewed by mutual written agreement of the parties (“Term”). Prior to the expiration of the Term, the Company may terminate this Consulting Agreement in the event of a breach of the Agreement.

6.Compliance. Dr. Morley will at all times act in compliance with all applicable laws and regulations, as well as Company rules of conduct, whether now existing or hereinafter enacted, whenever on Company premises or otherwise in connection with providing Services.

7. Confidential Information. This Agreement is subject to the terms of the Confidentiality Agreement entered into between the parties as of May 14, 2021 (the “Confidentiality Agreement”).

8. Assignment of Invention. In the event that, as a function of the relationship described in this Agreement or the receipt of any Company Confidential Information (as that term is defined in the Confidentiality Agreement), any intellectual property is developed or created by Dr. Morley, Dr. Morley shall so notify the Company and such intellectual property promptly shall be assigned to the Company without any cost to the Company other than the administrative cost of such assignment. All documents, materials and property developed by Dr. Morley pursuant to this Agreement are the sole property of the Company.

9.Duty Upon Termination or Request for Return of Property. In the course of performance of any duties assigned to Dr. Morley by the Company under this Agreement, Dr. Morley may be provided access to confidential information about the Company (“Confidential Information”), including but not limited to information concerning its plans, finances, properties, current and future projects and the like. Dr. Morley shall, upon termination of this Agreement or request by the Company, return or destroy all Confidential Information and/or Company documents that may be in Dr. Morley’s possession.

10.Severability. In the event any provisions of this Agreement shall be held to be invalid or unenforceable, the same shall be enforced to the maximum extent permitted by law, and further shall not affect the validity or enforceability of any other provisions of this Agreement.

11.Amendment. This Agreement may not be modified except by a written agreement signed by all parties that expressly references and purports to modify this Agreement.

12.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Michigan, without regard to conflict of law principles.

13.Survivability. Section 2 (with respect to taxes), 7, 8, 9, 10, 11 and 12 hereinabove shall survive the termination or expiration of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

ZOMEDICA INC.

By: ______________________

Its: ______________________

Dr. Stephanie Morley

__________________________

EXHIBIT A

OPTION AGREEMENTS

[Attach Option Agreements]